      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2001

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                        CAPITAL ONE FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                          (STATE OR OTHER JURISDICTION
                        OF INCORPORATION OR ORGANIZATION)

                                   54-1719854
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                            2980 FAIRVIEW PARK DRIVE
                        FALLS CHURCH, VIRGINIA 22042-4525
                                 (703) 205-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                          JOHN G. FINNERAN, JR., ESQ.
                            EXECUTIVE VICE PRESIDENT,
                     GENERAL COUNSEL AND CORPORATE SECRETARY
                        CAPITAL ONE FINANCIAL CORPORATION
                            2980 FAIRVIEW PARK DRIVE
                        FALLS CHURCH, VIRGINIA 22042-4525
                                 (703) 205-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                              --------------------

                                   Copies to:

                               BRIAN J. LANE, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                           1050 CONNECTICUT AVENUE, NW
                              WASHINGTON, DC 20036
                                 (202) 955-8500

                              --------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement as determined by the selling stockholders.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                              --------------------

                                      CALCULATION OF REGISTRATION FEE

=============================================================================================================

                                                                             PROPOSED
                                                           PROPOSED          MAXIMUM
                                                           MAXIMUM          AGGREGATE           AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE     OFFERING PRICE      OFFERING          REGISTRATION
TO BE REGISTERED AND SOLD(1)           REGISTERED(1)      PER SHARE(2)       PRICE(2)              FEE
-------------------------------------------------------------------------------------------------------------
   Common Stock, par value
   $.01 per share, with attached
   Rights(3)......................       257,201            $66.20          $17,026,706          $4,257

=============================================================================================================

 (1) Represents the maximum number of shares of common stock of Capital One Financial Corporation that may be offered and sold hereunder. The common stock being registered hereby includes associated preferred stock purchase rights, which initially are attached to and traded with the shares of the registrant's common stock. Value attributable to such rights, if any, is reflected in the market price of the common stock.
(2) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices for the common stock reported on the New York Stock Exchange on May 18, 2001.
(3) The rights are to purchase the registrant's Cumulative Participating Junior Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred as of the date of this registration statement, the rights are not exercisable, are evidenced by the certificates representing the registrant's common stock, and will be transferred along with, and only with, the registrant's common stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                         257,201 SHARES OF COMMON STOCK

                        CAPITAL ONE FINANCIAL CORPORATION

     This prospectus relates to up to 257,201 shares of our common stock, par value $.01 per share, which may be offered and sold from time to time by certain of our stockholders, all of whom are named in this prospectus. The selling stockholders have acquired such shares in connection with our acquisition of Amerifee Corporation ("Amerifee"), which occurred on May 21, 2001.

     We will not receive any of the proceeds from the sale of the shares. The selling stockholders may offer the shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. All costs, expenses and fees in connection with the registration of the shares will be borne by us.

     Our common stock is listed on the New York Stock Exchange, under the symbol "COF". On May 23, 2001, the last reported sale price for the common stock was $69.50 per share.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS ON PAGE 4 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE SECURITIES BEING OFFERED BY THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MAY 24, 2001.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT WHICH IS CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. SHARES OF COMMON STOCK ARE BEING OFFERED AND SOLD ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                                TABLE OF CONTENTS

Forward-Looking Statements ........................................ 2
The Company ....................................................... 3
Risk Factors ...................................................... 4
Use of Proceeds ................................................... 4
Selling Stockholders .............................................. 4
Plan of Distribution .............................................. 6
Legal Matters ..................................................... 7
Experts ........................................................... 7
Where You Can Find More Information ............................... 7
Incorporation of Certain Documents By Reference ................... 7


                           FORWARD LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Forward-looking statements include information relating to growth in earnings per share, return on equity, growth in managed loans outstanding and customer accounts, net interest margins, funding costs, operations costs and employment growth, marketing expense, delinquencies and charge-offs. Forward-looking statements also include statements using words such as "expect", "anticipate", "intent", "plan", "believe", "estimate" or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

     Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

     - continued intense competition from numerous providers of products and services which compete with our businesses;

     - an increase in credit losses (including increases due to worsening of economic conditions);

     - our ability to continue to securitize our credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to fund our operations and future growth;

     - losses associated with new products or services or expansion internationally;

     - our ability to recruit experienced personnel to assist in the management and operations of new products and services; and

     - other factors listed from time to time in reports we file with the Securities and Exchange Commission, including, but not limited to, factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the factors discussed above in evaluating these forward-looking statements.

                                   THE COMPANY

     We are a holding company incorporated in Delaware on July 21, 1994. Our subsidiaries provide a variety of products and services to consumers using our proprietary information-based strategy, which is described in more detail below. Our common stock is listed on the New York Stock Exchange under the symbol "COF" and is included in the Standard & Poor's 500 Index. Our principal executive office is located at 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042-4525, and our telephone number is (703) 205-1000.

     We began our operations in 1953, the same year as the formation of what is now MasterCard International. We are one of the largest providers of MasterCard and Visa(1) credit cards in the world and are one of the oldest continually operating bankcard issuers in the United States. Our historic growth in managed consumer loans and credit card accounts is due largely to the dynamics of the credit card industry and the success of our proprietary information-based strategy, which we launched in 1988. As of March 31, 2001, we had total reported assets of $20.8 billion and total liabilities of $18.4 billion.

     We maintain two primary business categories: lending and non-lending.

CAPITAL ONE BANK

     Our principal subsidiary is Capital One Bank, which we call "the Bank." The Bank is a limited purpose Virginia state chartered bank that offers credit card products. The holding company's principal asset is its equity interest in the Bank. As of March 31, 2001, the Bank constituted approximately 81% of our managed assets. The Bank offers a variety of credit card products, including:

     -    Visa and MasterCard brands;

     -    Platinum and Gold premium label cards;

     -    Secured and unsecured standard product cards; and

     - United States and international offerings, with a current focus on the United Kingdom, Canada and France.

CAPITAL ONE, F.S.B.

     We also have a federally chartered savings bank subsidiary, Capital One, F.S.B., which we call "the Savings Bank". The Savings Bank was established in June 1996 to offer consumer lending products and deposits. The Savings Bank offers, and expects to continue to offer, multiple financial products and services by using our information-based strategy and existing information technology systems.

INFORMATION-BASED STRATEGY

     Our information-based strategy allows us to differentiate among customers based on their credit risk, credit card usage and other characteristics. Our information-based strategy involves:

     -    developing sophisticated credit models;

--------

(1) MasterCard and Visa are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

     -    enhancing state of the art information systems;

     - recruiting and keeping well-trained personnel to create a flexible working culture; and

     - segmenting potential customer lists based on credit scores, demographics, customer behavioral characteristics and other criteria.

     We use this strategy to design customized products and solicitations for targeted customer segments. This leads to greater customer response levels and eventually increased revenues within our risk models.

     We apply our information-based strategy to all areas of our business, including solicitations, account management, credit line management, pricing strategies, usage stimulation, collections, recoveries, and account and balance retention. Some examples of where we have used our information-based strategy in the credit card business include, and are expected to continue to include, various low introductory and intermediate-rate balance transfer products, and other customized credit card products. We have expanded our information-based strategies beyond our credit card business and uses it in other financial and non-financial businesses to identify new product opportunities and to make informed investment decisions regarding our existing products. These products and services include selected non-credit card consumer lending products, such as automobile financing, and our deposit-taking business.

                                  RISK FACTORS

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS, INCLUDING RISKS RELATING TO COMPETITION IN OUR MARKETS, FLUCTUATIONS OF OUR ACCOUNTS AND LOAN BALANCES, OUR ABILITY TO SUSTAIN AND MANAGE OUR GROWTH, OUR ACCESS TO CAPITAL ON TERMS ACCEPTABLE TO US, CREDIT LOSSES, ECONOMIC DOWNTURNS, INTEREST RATE FLUCTUATIONS AND REGULATORY AND LEGISLATIVE CHANGES. IN ORDER TO BETTER UNDERSTAND THE RISKS INVOLVED IN AN INVESTMENT IN OUR COMMON STOCK, PLEASE CAREFULLY READ THE RISKS DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, INCLUDING THOSE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, BEFORE DECIDING WHETHER TO PURCHASE ANY OF THE COMMON STOCK.

                                 USE OF PROCEEDS

     The selling stockholders are offering all of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sale of the shares.

                              SELLING STOCKHOLDERS

     The following table sets forth:

     - the name and principal position or positions over the past three years with us of each selling stockholder;

     - the number of shares of our common stock beneficially owned by each selling stockholder as of May 21, 2001;

     - the number of shares of our common stock being registered under this registration statement, some or all of which shares may be sold from time to time pursuant to this prospectus; and

     - the number of shares of our common stock and the percentage of the total class of common stock outstanding to be beneficially owned by each selling stockholder following this offering, assuming the sale pursuant to this offering of all the shares being registered under this registration statement.

          There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them under this registration statement.

        The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are our "affiliates."

                                                                                                     SHARES BENEFICIALLY OWNED IF
                                                          NUMBER OF SHARES                          ALL SHARES REGISTERED ARE SOLD
       NAME OF SELLING         PRINCIPAL POSITION(S)     BENEFICIALLY OWNED   NUMBER OF SHARES      ------------------------------
         STOCKHOLDER             WITH CAPITAL ONE         PRIOR TO OFFERING      REGISTERED              NUMBER          PERCENT
         -----------             -----------------        -----------------      ----------              ------          -------
   William F. Brady              Chief Executive                48,868             48,868                  0                 *
                                 Officer, Amerifee
   Susan Luchetti                N/A                            48,868             48,868                  0                 *
   James R. Donovan              N/A                            95,165             95,165                  0                 *
   James P. Donovan              Manager, Bank                   2,572              2,572                  0                 *
                                 Relations
   Michael R. Donovan            Manager, Information            2,572              2,572                  0                 *
                                 Technology
   John T. Donovan               Director of                     2,572              2,572                  0                 *
                                 Operations
   George E. Moore III           N/A                             8,573              8,573                  0                 *
   Arthur E. Donley and          N/A                            17,147             17,147                  0                 *
   Marion Donley
   William F. Brady and Susan    N/A                             5,144              5,144                  0                 *
   Luchetti, Trustees,
   Brady/Luchetti Family
   Irrevocable Trust
   Susan Luchetti and Nancy      N/A                            25,720             25,720                  0                 *
   Luchetti, Trustees, George
   J. Luchetti 1983
   Irrevocable Trust

*    Indicates ownership of less than 1%.

     The selling stockholders acquired the shares in connection with our acquisition of Amerifee, which occurred on May 21, 2001.

     The selling stockholders are parties to a Registration Rights Agreement dated as of May 21, 2001, in which we agreed to register their shares in a registration statement, and to keep such registration statement effective until May 21, 2003, unless all of the shares registered hereunder are sold by the selling stockholders prior to that date, or all of the shares registered hereunder are eligible to be resold without the benefit of this registration statement.

     This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. In addition, this prospectus covers the preferred stock purchase rights that currently trade with our common stock and entitle the holder to purchase additional shares of common stock under certain circumstances.

                              PLAN OF DISTRIBUTION

     We are registering the common stock on behalf of the selling stockholders. As used in this prospectus, the term "selling stockholders" includes pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as pledgors, borrowers or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer. We will not receive any of the proceeds of this offering.

     The selling stockholders may sell their shares of common stock directly to purchasers from time to time. Alternatively, they may from time to time offer the common stock to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders or the purchasers of such securities for whom they may act as agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. We know of no existing arrangements between any selling stockholder and any other selling stockholder, underwriter, broker/dealer or other agent relating to the sale or distribution of the shares. No underwriter, broker/dealer or agent has been engaged by us in connection with the distribution of the shares.

     The common stock may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the common stock may be effected by means of one or more of the following transactions (which may involve crosses or block transactions):

     - on any national securities exchange, such as the New York Stock Exchange, or quotation service on which the common stock may be listed or quoted at the time of sale,

     -    in the over-the-counter market,

     - in transactions otherwise than on such exchanges or services or in the over-the-counter market, or

     -    through the purchase and sale of over-the-counter options.

     In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker/dealers, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver common stock to close out such short positions, or loan or pledge common stock to broker/dealers that in turn may sell such securities.

     At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount common stock being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

     The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders. The foregoing may affect the marketability of such securities.

     Pursuant to the Registration Rights Agreements related to the acquisition of Amerifee, all expenses of the registration of the common stock will be paid by us; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. The selling stockholders will be indemnified by us against certain civil liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection therewith. We will be indemnified by the selling stockholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by John G. Finneran, Jr., our Executive Vice President, General Counsel and Corporate Secretary. Mr. Finneran owns 27,051 shares of our common stock and holds options to purchase 276,360 shares of our common stock issued under our 1994 Stock Incentive Plan.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the "SEC") under the Securities Act. The SEC's rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

     In addition, we file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC locations:

                                                                Chicago Regional Office
    Public Reference Room         New York Regional Office          Citicorp Center
    450 Fifth Street, N.W.          7 World Trade Center        500 West Madison Street
          Room 1024                      Suite 1300                Chicago, Illinois
    Washington, D.C. 20549        New York, New York 10048            60661-2551

     You may also obtain copies of this information by mail from the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You can also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC's web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Information that we file later with the SEC and that is incorporated by reference in any prospectus supplement will automatically update and supercede information contained in this prospectus and any prospectus supplement.

     The following documents contain important information about us and our financial condition. We have previously filed these documents with the SEC and incorporate them by reference into this prospectus:


     1. Our annual report on Form 10-K for the year ended December 31, 2000, filed on March 29, 2001;

     2. Our quarterly report on Form 10-Q for the quarter ended March 31, 2001, filed on May 11, 2001;

     3. Our current reports on Form 8-K filed on January 17, 2001, January 19, 2001, and April 17, 2001;

     4. The descriptions of our common stock and attached preferred stock purchase rights set forth in the registration statements on Form 8-A filed on August 24, 1994, and November 16, 1995, to register such securities under Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such descriptions; and

     5.   Our definitive proxy statement(2) dated March 20, 2001.

     We also incorporate by reference additional documents that we may file with the SEC after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

     Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 2980 Fairview Park Drive, Falls Church, Virginia 22042, telephone (703) 205-1000.


--------

(2) The information referred to in Item 402(a)(8) of Regulation S-K and paragraph (d)(3) of Item 7 of Regulation 14C promulgated by the SEC shall not be deemed to be specifically incorporated by reference into this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses will be borne by Capital One. All amounts set forth below are estimates, other than the SEC registration fee.

     SEC Registration Fee                                         $ 4,257
     Printing and Engraving Expenses                              $ 1,000
     Legal Fees and Expenses                                      $ 5,000
     Accounting Fees and Expenses                                 $   750
     Miscellaneous                                                $   993
                                                                  --------

             TOTAL                                                $12,000
                                                                  ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     Article XI of Capital One's Restated Certificate of Incorporation and
Section 6.7 of Capital One's Bylaws provide, in general, for mandatory indemnification of directors and officers to the extent permitted by law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of Capital One itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

ITEM 16. EXHIBITS

EXHIBIT NO.    DESCRIPTION
-----------    -----------

   EXHIBIT NO.       DESCRIPTION
   -----------       ------------------------------------------------------------------------------------
   4.1.1             Restated Certificate of Incorporation of Capital One Financial
                     Corporation (incorporated by reference to Exhibit 3.1 of Capital
                     One's 1994 Annual Report on Form 10-K)

   4.1.2             Certificate of Amendment to Restated Certificate of Incorporation
                     of Capital One Financial Corporation (incorporated by reference to
                     Exhibit 3.1.2 of Capital One's Current Report on Form 8-K, filed
                     January 16, 2001)

   4.2               Amended and Restated Bylaws of Capital One Financial
                     Corporation (as amended November 18, 1999) (incorporated by reference to Exhibit 3.2 of Capital One's 1999 Annual Report on
                     Form 10-K/A-2)

   5.1               Opinion of John G. Finneran, Jr., Executive Vice President,
                     General Counsel and Corporate Secretary of Capital One Financial Corporation

   23.1              Consent of John G. Finneran, Jr., Executive Vice President,
                     General Counsel and Corporate Secretary of Capital One Financial Corporation
                     (contained in Exhibit 5.1)

   23.2              Consent of Ernst & Young LLP, independent auditors

   24.1 Power of Attorney (included on the signature page of this registration statement)

ITEM 17. UNDERTAKINGS

A.   Rule 415 Offering. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Filings Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Request for Acceleration of Effective Date

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 24th day of May, 2001.

                                 CAPITAL ONE FINANCIAL CORPORATION




                                 By:     /s/ John G. Finneran, Jr.
                                      -----------------------------------------
                                      John G. Finneran, Jr.
                                      Executive Vice President, General Counsel
                                      and Corporate Secretary




                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Willey and John G. Finneran, Jr., Esq. his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 24th day of May, 2001.



                     SIGNATURE                                                          TITLE


      /s/ Richard D. Fairbank                                              Director, Chairman and Chief Executive Officer
---------------------------------------------------------------            (Principal Executive Officer)
Richard D. Fairbank



     /s/ Nigel W. Morris                                                   Director, President and Chief Operating Officer
-----------------------------------------------------------------
Nigel W. Morris



     /s/ David M. Willey                                                   Executive Vice President and Chief Financial Officer
----------------------------------------------------------------           (Principal Accounting and Financial Officer)
David M. Willey



     /s/ W. Ronald Dietz                                                   Director
-----------------------------------------------------------------
W. Ronald Dietz



     /s/ James A. Flick, Jr.                                               Director
------------------------------------------------------------------
James A. Flick, Jr.



     /s/ Patrick W. Gross                                                  Director
-----------------------------------------------------------------
Patrick W. Gross



     /s/ James V. Kimsey                                                   Director
---------------------------------------------------------------
James V. Kimsey



     /s/ Stanley I. Westreich                                              Director
---------------------------------------------------------------
Stanley I. Westreich

                                  EXHIBIT INDEX


  EXHIBIT NO.            DESCRIPTION
  -----------            ----------------------------------------------------------------------------------------------
  4.1.1                  Restated Certificate of Incorporation of Capital One Financial Corporation (incorporated by reference to Exhibit 3.1 of Capital One's 1994 Annual Report on Form 10-K)

  4.1.2                  Certificate of Amendment to Restated Certificate of Incorporation of Capital One Financial
                         Corporation (incorporated by reference to Exhibit 3.1.2 of Capital One's Current Report on
                         Form 8-K, filed January 16, 2001)

  4.2                    Amended and Restated Bylaws of Capital One Financial Corporation (as amended November 18, 1999)
                         (incorporated by reference to Exhibit 3.2 of Capital One's 1999 Annual Report on Form 10-K/A-2)

  5.1                    Opinion of John G. Finneran, Jr., Executive Vice President, General Counsel and Corporate
                         Secretary of Capital One Financial Corporation

  23.1                   Consent of John G. Finneran, Jr., Executive Vice President, General Counsel and Corporate
                         Secretary of Capital One Financial Corporation (contained in Exhibit 5.1)

  23.2                   Consent of Ernst & Young LLP, independent auditors

  24.1                   Power of Attorney (included on the signature page of this registration statement)